As of July 31, 2012, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

BULL PROFUND
TD AMERITRADE INC 		26.14%

EUROPE 30 PROFUND
NATIONAL FINANCIAL SERVICES LLC	29.30%

BANKS ULTRASECTOR PROFUND
CHARLES SCHWAB AND CO INC	33.90%

INDUSTRIALS ULTRASECTOR PROFUND
TD AMERITRADE INC 		31.75%

TECHNOLOGY ULTRASECTOR PROFUND
NATIONAL FINANCIAL SERVICES LLC	26.89%

TELECOMMUNICATIONS ULTRASECTOR PROFUND
PERSHING LLC			47.33%

MOBILE TELECOMMUNICATIONS ULTRASECTOR PROFUND
CHARLES SCHWAB AND CO INC	53.83%

SHORT SMALL-CAP PROFUND
NATIONAL FINANCIAL SERVICES LLC	36.00%

SMALL-CAP VALUE PROFUND
NATIONAL FINANCIAL SERVICES LLC	62.53%

MID CAP PROFUND
NATIONAL FINANCIAL SERVICES LLC	49.24%

MID CAP GROWTH PROFUND
NATIONAL FINANCIAL SERVICES LLC	38.91%

MID CAP VALUE PROFUND
CHARLES SCHWAB AND CO INC	38.51%

ULTRACHINA PROFUND
CHARLES SCHWAB AND CO INC	25.95%

ULTRASHORT CHINA PROFUND
CHARLES SCHWAB AND CO INC	26.21%

LARGE-CAP GROWTH PROFUND
TRUST COMPANY OF AMERICA	36.33%

LARGE-CAP VALUE PROFUND
TRUST COMPANY OF AMERICA	41.57%

ULTRASHORT MID-CAP PROFUND
CHARLES SCHWAB AND CO INC	27.79%

FALLING U.S. DOLLAR PROFUND
NATIONAL FINANCIAL SERVICES LLC	36.09%

ULTRASHORT JAPAN PROFUND
CHARLES SCHWAB AND CO INC	46.60%




As of July 31, 2012, the following
persons or entities no longer own
more than 25% of a funds voting security.


EUROPE 30 PROFUND
TRUST COMPANY OF AMERICA	14.59%

BANKS ULTRASECTOR PROFUND
NATIONAL FINANCIAL SERVICES LLC	22.63%


TECHNOLOGY ULTRASECTOR PROFUND
VANGUARD BROKERAGE SERVICES	24.40%

SHORT SMALL-CAP PROFUND
CHARLES SCHWAB AND CO INC	16.28%

SMALL-CAP VALUE PROFUND
TRUST COMPANY OF AMERICA	 8.54%

MID-CAP GROWTH PROFUND
TD AMERITRADE INC		 6.92%

ULTRADOW 30 PROFUND
TD AMERITRADE INC		20.37%

ULTRASHORT MID-CAP PROFUND
PERSHING LLC			 6.51%

RISING U.S. DOLLAR PROFUND
MITRA CO FBO NG			 0.00%

ULTRASHORT JAPAN PROFUND
NATIONAL FINANCIAL SERVICES LLC	18.55%

ULTRA EMERGING MARKETS PROFUND
CHARLES SCHWAB AND CO INC	21.64%